UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 5, 2018
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RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)
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California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Lake Robbins Drive, Suite 250 The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 675-2421

(Former name or Former Address, if Changed Since Last Report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Exercise of Option to Purchase Golden Ridge Rice Mills and Execution of Asset Purchase Agreement

On July 7, 2018, RiceBran Technologies (“the “Company”) and Golden Ridge Rice Mills, LLC (“Golden Ridge”) entered into a stabilized rice bran ("SRB") supply agreement (the "Supply Agreement"). As part of the Supply Agreement, Golden Ridge granted an option to the Company to purchase all the assets of Golden Ridge for the purchase price described below. On November 5, 2018, the Company exercised its option by delivering a notice of exercise to Golden Ridge.

Following delivery of the Company’s exercise notice to Golden Ridge, the parties entered into an Asset Purchase Agreement on November 5, 2018 (the “Purchase Agreement”). The Purchase Agreement provides that the Company will purchase substantially all assets of Golden Ridge for the aggregate purchase price equal to $6,215,000 to be paid as follows: (i) $1,857,000 of the purchase price will be used to pay in full Golden Ridge’s bank loan with First National Bank of Wynne, (ii) $858,000 of the purchase price will be paid to a member of Golden Ridge, of which $250,000 will be paid at closing, $250,000 will be paid 60 days following the closing and the remainder will be evidenced by a promissory note and will be paid within 12 months of closing, and (iii) $3,500,000 will be paid in shares of common stock of the Company as provided below. The value of the shares to be delivered for payment of the purchase price shall be based on the ten day average weighted price (“VWAP”) of the Company’s common stock as listed on the Nasdaq Stock Market on the closing date. However, if the VWAP for the ten-day period is equal to or greater than $2.10, then the per-share price for common stock shall equal $2.10 per share; and if the VWAP for the ten-day period is equal to or less than $1.80, then the per-share price for common stock shall equal $1.80 per share.

The purchase price is subject to adjustment if the estimated net working capital with respect to the assets sold and the liabilities assumed falls outside of a specified working capital range for those assets and liabilities, as described in the Purchase Agreement. $800,000 of the purchase price to be paid in shares of common stock will be deposited in an escrow account to be used to satisfy any indemnification obligations of Golden Ridge that may arise. The Purchase Agreement contains customary representations, warranties and indemnification provisions, and the closing remains subject to certain conditions.

The foregoing description of the Supply Agreement and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit
No.	Description

10.1	Supply Agreement

10.2	Asset Purchase Agreement with Golden Ridge Rice Mills, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: November 6, 2018	By:	/s/ Dennis Dykes
Dennis Dykes,
Chief Financial Officer
(Duly Authorized Officer)